ARTICLES OF AMENDMENT
                                   (1)

(2) JEFFERSON PILOT VARIABLE FUND, INC., a Maryland Corporation, hereby certifies to the Maryland Department of Assessments and Taxation as follows:

(3) Section 2, Article V of the Articles of Incorporation of the Jefferson Pilot Variable Fund, Inc. is amended to reflect the renaming of the Growth and Income Portfolio to the Value Portfolio, as follows:

     "Section 2. Classes of Stock. Twelve Billion (12,000,000,000) shares shall be issued and divided into the following classes of capital stock (the 'Funds'), each class comprising the number of shares and having the designation indicated, subject, however, to the authority to change the designations of any class and to decrease the number of shares of any class hereinafter granted to the Board of Directors.

     Class                                                             Number of Shares
     -----                                                             ----------------
     World Growth Stock Portfolio                                       1,000,000,000
     Money Market Portfolio                                             1,000,000,000
     Global Hard Assets Portfolio                                       1,000,000,000
     Small Company Portfolio                                            1,000,000,000
     Value Portfolio                                                    1,000,000,000
     Capital Growth Portfolio                                           1,000,000,000
     Balanced Portfolio                                                 1,000,000,000
     Emerging Growth Portfolio                                          1,000,000,000
     High Yield Bond Portfolio                                          1,000,000,000
     Growth Portfolio                                                   1,000,000,000
     International Equity Portfolio                                     1,000,000,000
     S & P 500 Index Portfolio                                          1,000,000,000

          The foregoing amendment to the Charter of the Jefferson Pilot Variable Fund, Inc., an open-end management investment company, was approved by a majority of its Board of Directors on March 22, 2000, with an effective date of May 1, 2000, pursuant to MD An. Code 2-605(a) (2).

          We, the undersigned President and Assistant Secretary of Jefferson Pilot Variable Fund, Inc., swear under the penalties of perjury that the foregoing is a valid corporate act.




            /s/  Craig D. Moreshead             /s/  Ronald Angarella
     (5) -----------------------------   (5) -----------------------------------
              Assistant Secretary                       President





     Craig D. Moreshead, Esq., Assistant Secretary
     Jefferson Pilot Variable Fund, Inc.
     One Granite Place
     Concord, New Hampshire 03301